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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
WJ Communications, Inc. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

Dear Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Meeting") of WJ Communications, Inc., a Delaware corporation (the "Company"). The Meeting will be held Wednesday, May 22, 2002 at 9:00 a.m., local time, at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035.

        The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors and a proposal to increase the number of shares available for issuance under the Company's 2000 Stock Incentive Plan. We will report on the progress of the Company and comment on matters of current interest.

        Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

        Thank you for your cooperation.

Cordially,

Michael R. Farese Ph.D. President and Chief Executive Officer

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2002

        The 2002 Annual Meeting of Stockholders (the "Meeting") of WJ Communications, Inc., a Delaware corporation (the "Company"), will be held beginning at 9:00 a.m., local time, on Wednesday, May 22, 2002 at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

  1.
  To elect nine directors to serve on the Company's board of directors;

  2.
  To approve an amendment to the Company's 2000 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan from 16,500,000 to 19,000,000; and

  3.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2001 Annual Report of the Company is also enclosed. April 5, 2002 has been fixed as the record date for stockholders entitled to vote at the Meeting, and only holders of record of the Company's common stock at the close of business on that day will be entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of common stock is entitled to one vote on all matters to be voted on at the Meeting.

        All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your proxy and vote in person at the Meeting, if you desire.

        If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

        Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz Secretary

San Jose, California
April 25, 2002

WJ COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 22, 2002

VOTING INFORMATION

        This Proxy Statement is first being mailed on or about April 25, 2002 to all of the holders of shares of the common stock ("Common Stock") of WJ Communications, Inc., a Delaware corporation ("WJ Communications" or the "Company"), in connection with the solicitation by the board of directors (the "Board of Directors" or the "Board") of the Company of proxies in the enclosed form to be used at the Annual Meeting of Stockholders to be held on Wednesday, May 22, 2002 beginning at 9:00 a.m. at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, and at any adjournment or postponement thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting.

        Only holders of record of Common Stock at the close of business on April 5, 2002 (the "Record Date") will be entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote at the Meeting 56,307,195 shares of Common Stock. Each share of Common Stock outstanding on such date entitles the Stockholder of record to one vote on all matters submitted at the Meeting.

        Shares of Common Stock, represented by a properly executed proxy, will be voted as indicated on the proxy. The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors. Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the Meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the Meeting, withdrawing the proxy, and voting in person.

        It is proposed that, at the Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters that may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

        The presence in person or by proxy of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum.

        The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is presently comprised of nine members, all of whom hold office after election until the next annual meeting of stockholders, or until their respective successors are elected and qualified. The Board of Directors elected Michael R. Farese Ph.D. to the Board of Directors on March 2, 2002 to fill the vacancy left by the resignation of Malcolm J. Caraballo. Each of the nine current directors has been re-nominated to serve an additional one-year term expiring in 2003. Each of the nine nominees has consented to being named in this Proxy Statement and to serve if elected.

Required Vote

        Directors are elected by a plurality of the votes cast. Shares may not be voted cumulatively. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld and broker non-votes are not counted toward a nominee's total. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE FOLLOWING TABLE.

        Biographical information follows for each person nominated. The table sets forth certain information regarding these individuals (ages are as of March 1, 2002).

Nominee	Age	Position with the Company
Michael R. Farese, Ph.D. (3)	55	President, Chief Executive Officer and Director
W. Dexter Paine, III (2)(3)	41	Chairman of the Board
J. Thomas Bentley (1)	52	Director
Saul A. Fox	48	Director
Jason B. Hurwitz	29	Director
James R. Kroner	40	Director
Christopher B. Paisley (1)	49	Director
Charles E. Robinson(2)	68	Director
Wray T. Thorn (1)(2)(3)	30	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Executive Committee.

        Michael R. Farese, Ph.D. was appointed as President and Chief Executive Officer of WJ Communications in March 2002. Dr. Farese has the strategic and overall operating responsibility for building WJ Communications into a leading provider of semiconductors and IC's for the wireless and wireline communications industry. Dr. Farese has over thirty years of broad based telecommunications industry experience including an extensive background in cellular and wireless subscriber equipment. Prior to joining WJ Communications, Dr. Farese held numerous senior management positions including President & CEO, Tropian Inc., Vice President & General Manager-Global Personal Networks,

Motorola, Vice President & General Manager-American Business Group, Ericsson, Vice President, Product Planning & Strategy, Nokia, Executive Director-Business Systems, IT&T and Division Manger-Networks Business Systems, AT&T. Dr. Farese received a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute, a M.S. degree in electrical engineering from Princeton University and a Ph.D. in electrical engineering from Rensselaer. Dr. Farese is also a member of the Board of Directors of Communications Intelligence Corp. (NasdaqSC: CICI).

        W. Dexter Paine, III, the Chairman of the Board of Directors and a director since January 2000, is the co-founder of Fox Paine & Company and has been its President since its inception in 1997. Mr. Paine also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK), the leading diversified facilities-based telecommunications provider in Alaska. From 1994 until founding Fox Paine, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College.

        J. Thomas Bentley, a director since May 2000, is a Managing Director and a founder of Alliant Partners, a leading firm for technology company mergers and acquisitions. Mr. Bentley was formerly with Berkeley International Capital Corporation, where he initiated and led the leveraged buyout business. Prior to that, Mr. Bentley worked in the leveraged buyout and investment banking business of Citicorp and, before that, he was with the World Bank and International Finance Corporation. Mr. Bentley received his B.A. from Vanderbilt University and his M.S. from M.I.T.

        Saul A. Fox, a director since January 2000, is the co-founder of Fox Paine & Company and has been the firm's Chief Executive since it's inception in 1997. From 1984 until 1996, Mr. Fox was at Kohlberg Kravis Roberts & Co. (KKR), where he had been a senior general partner prior to retiring from KKR in order to found Fox Paine. Prior to joining KKR, Mr. Fox was an attorney at Latham & Watkins, a law firm headquartered in Los Angeles, California. Mr. Fox has a B.S. in Communications and Computer Science from Temple University and a J.D. from the University of Pennsylvania Law School. Mr. Fox also serves as a director of Alaska Communications Systems Group Inc.

        Jason B. Hurwitz, a director since January 2000, has been employed at Fox Paine & Company since June 1997. Mr. Hurwitz has served as an Associate and Vice President, and is currently a Director of Fox Paine. Before joining Fox Paine, Mr. Hurwitz was an associate at McCown De Leeuw & Co. from August 1996 to June 1997 and was an analyst at James D. Wolfensohn Incorporated from July 1994 to July 1996. Mr. Hurwitz has a B.S. in economics from The Wharton School at the University of Pennsylvania.

        James R. Kroner, a director since January 2000, has been Chief Investment Officer of Endurance Specialty Insurance Ltd since January 2002. Mr. Kroner served as a Managing Director of Fox Paine & Company from January 2000 through January 2002. Before joining Fox Paine, Mr. Kroner served from 1998 to January 2000 as a managing director in the investment banking group at JP Morgan & Co. Mr. Kroner also served as a managing director at Salomon Smith Barney from 1997 to 1998. From 1995 to 1997, Mr. Kroner served as senior vice president and treasurer of American Re Corporation. Mr. Kroner has a B.A. in political science from Northwestern University and an M.M. from Northwestern's Kellogg School of Management.

        Christopher B. Paisley, a director since June 2000, has been the Dean's Executive Professor of Accounting and Finance at Santa Clara University in Santa Clara, California since January 2001. Mr. Paisley served as Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation until May 2000. Mr. Paisley joined 3Com Corporation in September 1985 as Vice President, Finance and Chief Financial Officer. Mr. Paisley is a member of the Board of Directors of Aspect Communications Corporation (NasdaqNM: ASPT), Legato Systems, Inc. (NasdaqNM: LGTO) and Riverstone Networks Inc. (NasdaqNM: RSTN). He has an M.B.A. from the University of California, Los Angeles and a B.A. in economics from the University of California, Santa Barbara.

        Charles E. Robinson, a director since January 2000, has over four decades of experience in the telecommunications industry. Since 1997, Mr. Robinson has served as Chairman and Chief Executive Officer of Alaska Communications Systems Group Inc. Mr. Robinson served as President and Chief Operating Officer of Pacific Telecom from 1981 until its sale in 1997 and was appointed Chairman and Chief Executive Officer of Pacific Telecom in 1989. Mr. Robinson has been a member of the National Security Telecommunications Advisory Committee for the last 19 years, having been appointed by President Reagan.

        Wray T. Thorn, a director since January 2000, has also been a Director of Fox Paine & Company since January 2000. Mr. Thorn also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK). Prior to joining Fox Paine, Mr. Thorn was a principal and founding member of Dubilier & Company. Prior to joining Dubilier & Company in 1996, Mr. Thorn was an associate in the Acquisition Finance Group of Chase Securities Inc. Mr. Thorn has an A.B. in government from Harvard University.

Meetings and Committees of the Board of Directors

        The Board of Directors held four meetings during the fiscal year ended December 31, 2001.

        The Board has three standing committees, each of which were established in May 2000: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Executive Committee.

        During the fiscal year ended December 31, 2001, the Audit Committee, the Compensation Committee, and the Executive Committee met on five, one and five occasions, respectively. During the fiscal year ended December 31, 2001, each director attended at least 75% of the aggregate number of Board and committee meetings held during the period of his service, except that Messrs. Hurwitz, Kroner and Fox attended zero of four Board meetings.

        The Audit Committee currently consists of directors Bentley, Paisley and Thorn. The functions of the Audit Committee are to:

  •
  recommend annually to the Board of Directors the appointment of the Company's independent auditors;

  •
  discuss and review in advance the scope and the fees of the Company's annual audit and review the results thereof with the Company's independent auditors;

  •
  review and approve non-audit services of Company's independent auditors;

  •
  review compliance with the Company's existing major accounting and financial reporting policies;

  •
  review the adequacy of major accounting and financial reporting policies; and

  •
  review the Company's management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices.

        Messrs. Bentley and Paisley are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Mr. Thorn may not be considered independent as that term is defined, however, as a result of his affiliation with Fox Paine Capital Fund, the Company's principal stockholder. Notwithstanding that, the Board of Directors has resolved that Mr. Thorn's presence on the Audit Committee is beneficial to the Company, and has identified the follow special circumstances as the basis for their determination: (a) Mr. Thorn's experience in financial matters; (b) his knowledge regarding the industry and recently traded companies; (c) a lack of conflicts which would likely detract from his independence; (d) his potential ability to share in and voice stockholder concerns that could arise; (e) his experience in serving prior to the initial public offering as a member of the Audit Committee; (f) a perceived benefit to stockholders of the Company; and (g) a determination that his membership was permitted by the Nasdaq Rules. The Company's Board of Directors has adopted a written Charter for the Audit Committee, a copy of which was previously filed with the Securities and Exchange Commission on April 27, 2001 in connection with the Company's 2001 Proxy Statement.

        The Compensation Committee currently consists of directors Paine, Robinson and Thorn. The functions of the Compensation Committee are to:

  •
  review and approve annual salaries, bonuses, and grants of stock options under the Company's stock incentive plans for all executive officers and other key members of management; and

  •
  to review and approve the terms and conditions of all employee benefit plans or changes to these plans.

        The Executive Committee currently consists of directors Farese, Paine and Thorn. The Executive Committee has the authority to exercise the powers of the Board of Directors, other than those reserved to the Audit Committee and the Compensation Committee or to the full Board of Directors, between meetings of the full Board of Directors.

DIRECTOR COMPENSATION

General

        Directors who are officers of the Company do not receive any additional compensation for their services as a director. Non-employee directors are eligible to participate in the WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan (the "Non-Employee Director Plan"). Non-employee directors of the Company are entitled to receive the following compensation pursuant to the Non-Employee Director Plan:

        Initial Awards.    Each non-employee director who was a member of the Board of Directors as of August 17, 2000 (other than Messrs. Paisley and Robinson), received, at his election, one of the following: (i) an option to purchase 15,000 shares of Common Stock at $16.00 per share (the initial public offering price); (ii) $22,000 cash; or (iii) 1,375 shares of Common Stock ($22,000 divided by $16.00).

        For any non-employee director who becomes a member of the Board of Directors after August 17, 2000, we currently intend that he or she will receive an option to purchase 60,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the date of the commencement of the director's directorship.

        Reelection Awards.    On the date of each annual meeting of stockholders at which a non-employee director is reelected to the Board of Directors, the director will receive, at his or her election, one of the following: (i) an option to purchase 15,000 shares of Common Stock, with an exercise price equal to the closing price of the Common Stock on the date the director was reelected to the Board of Directors; (ii) $22,000 cash; or (iii) that number of shares of Common Stock equal to the quotient of $22,000 divided by the closing price of the Common Stock on the date the director was reelected to the Board of Directors.

        Annual Retainer Fee.    Each year each non-employee director will receive, at his or her election, either (i) $10,000 cash; or (ii) that number of shares of Common Stock equal to the quotient of $10,000 divided by the closing price of the Common Stock on the last business day of the calendar quarter preceding the date that the annual meeting of stockholders is held immediately following the relevant year of service.

        Per-Meeting Fee.    For each Board meeting that he attends, each non-employee director will receive, at his or her election, either (i) $1,000 cash; or (ii) that number of shares of Common Stock equal to the quotient of $2,000 divided by closing price of the Common Stock on the last business day of the calendar quarter preceding the date the per-meeting fee is payable.

Option Vesting

        Except for the options to purchase shares of Common Stock issued to Mr. Robinson in January 2000, which vest in cumulative annual installments of 33%, all options to purchase shares of Common Stock issued pursuant to the Non-Employee Director Plan will vest and become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option, unless a change in control (as defined in the Non-Employee Director Plan) occurs, whereby all options vest and become immediately exercisable in exchange for the per share consideration to be received in the change in control by holders of Common Stock, or the cash equivalent of the same, at the discretion of the Board of Directors or any committee thereof to which the Board delegates administration of the Non-Employee Director Plan (the "Plan Administrator").

Deferral

        Each non-employee director may elect to defer receipt of all or a portion of the cash otherwise payable or shares of Common Stock otherwise issuable to him or her pursuant to the Non-Employee Director Plan. In the event such an election is made, the electing non-employee director will receive his or her cash or shares, as applicable, in one or a series of distributions to commence as soon as practicable following the date of termination of his or her directorship. In the event a change in control occurs, all deferred cash and shares of Common Stock is distributed to the electing non-employee director, except that, at the discretion of the Plan Administrator, the deferred shares of Common Stock can instead be converted into either (i) the per share consideration to be received in the change of control by holders of Common Stock; or (ii) the cash equivalent of the same.

Expenses

        The Company will also reimburse each non-employee director for his or her reasonable, out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof.

PROPOSAL 2

APPROVAL OF AMENDMENT TO STOCK INCENTIVE PLAN TO PROVIDE ADDITIONAL SHARES

        On January 31, 2000, the Company adopted the 2000 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to give the Company and its affiliates a competitive advantage in attracting, retaining and motivating officers, employees, non-employee directors and consultants, and to provide the Company and its affiliates with a stock plan providing incentives linked to the financial results of the Company's businesses and increases in shareholder value.

        Currently, the number of shares of Common Stock authorized for issuance under the Plan is 16,500,000 shares. However, as of March 28, 2002, only 265,279 shares remain available for issuance under the Plan (subject to increases resulting from the forfeiture and termination of previously issued awards as discussed below).

        The Board of Directors has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the Plan (the "Plan Amendment"), to increase the number of shares of Common

Stock authorized for issuance pursuant to the Plan from 16,500,000 to 19,000,000 shares. The increase is considered necessary and in the best interest of the Company to permit the Company to continue to attract, retain and motivate officers, employees, non-employee directors and consultants. The Plan Amendment will not affect any other terms of the Plan.

Summary of the Plan

        Pursuant to the Plan, the Company may grant options to purchase shares of Common Stock, restricted shares of Common Stock and stock appreciation rights to participants, which include non-employee directors, officers and employees of and consultants to the Company and its affiliates. The Plan is administered by the compensation committee, or if no committee has been designated or appointed, by the Board. The Company's compensation committee is authorized to make grants and various other decisions under the Plan.

        Stock options granted under the Plan may include incentive stock options, nonqualified stock options or both, in each case, with or without stock appreciation rights. The term of each stock option is fixed by the compensation committee and stated in the option agreement, but in no event may the term be more than ten years from the date of grant. Stock options are not transferable other than by will or the laws of descent and distribution. Vested stock options may be exercised in whole or in part by payment of the exercise price by certified or bank check or other instrument acceptable to the Company or, if approved by the compensation committee, in the form of unrestricted Common Stock already owned by the participant for at least six months of the same class as the Common Stock subject to the stock option. In addition, the compensation committee, in its discretion, may allow the cashless exercise of stock options. The compensation committee, in its discretion, may allow payment of the exercise price by the delivery of a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. When the participant's employment with the Company or one of its applicable affiliates is terminated for cause, all stock options held by the participant are immediately terminated and canceled. Upon a participant's death or when the participant's employment with the Company or one of its applicable affiliates is terminated for any reason other than for cause, the participant's then-unvested stock options are forfeited and the participant or his or her legal representative may, within 90 days if such termination of employment is for any reason other than death or disability, or within one year in the case of the participant's death or disability, exercise any previously vested stock options.

        Stock appreciation rights may be granted in conjunction with all or part of any stock option award and are generally exercisable only at the time or times and to the extent the related stock options are exercisable. Upon the exercise of a stock appreciation right, the participant is entitled to receive an amount equal to the product of (a) the excess of the fair market value of one share of Common Stock over the exercise price per share specified in the related stock option times (b) the number of shares in respect of which the stock appreciation right has been exercised, in cash, shares of Common Stock or both, with the compensation committee having the right to determine the form of payment. Upon termination or exercise of the related stock option, stock appreciation rights terminate and are no longer exercisable. Stock appreciation rights are transferable only with the related stock options.

        The compensation committee shall determine to whom and the time at which grants of restricted stock will be awarded, the number of shares to be awarded, and the conditions for vesting. The terms and conditions of restricted stock awards shall be set forth in a restricted stock agreement, including provisions permitting the Company to hold the restricted stock in custody until the restrictions lapse.

        Upon a change of control transaction as described in the Plan, the compensation committee may, in its sole discretion, do one or more of the following:

  •
  shorten the period during which stock options are exercisable, provided they remain exercisable for at least 30 days after the date notice of the shortening is given to the participants;

  •
  accelerate any vesting schedule to which a stock option or restricted stock award is subject;

  •
  arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock awards and the stock options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the stock options or their replacements represent the right to purchase the shares of stock, securities or other property, including cash, as may be issuable or payable as a result of the change of control transaction with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon exercise of the stock options had such exercise occurred in full prior to the change of control transaction; or

  •
  cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the compensation committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the Common Stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

        The compensation committee may also provide for one or more of the foregoing alternatives in any particular award agreement. The compensation committee may grant to any participant, on terms and conditions determined by the committee, the right to receive cash payments to be paid at that time if an award results in compensation income to the participant in order to assist the participant in paying the resulting taxes.

        If any shares of restricted stock are forfeited or if any stock option (and related stock appreciation right, if any) terminates without being exercised, or if any stock appreciation right is exercised or settled for cash, the shares subject to such awards shall again be available for distribution in connection with awards under the Plan.

        The Plan will terminate on January 31, 2010. However, awards outstanding at that time will not be affected or impaired by the Plan's termination. The Board has authority to amend, alter or discontinue the Plan and the compensation committee has the authority to amend awards granted thereunder, but no amendment may impair the rights of any participant thereunder without the participant's consent.

Required Vote

        The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the Plan Amendment to increase the number of shares available under the Plan. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting. If the Plan Amendment is not approved, the Plan will continue in full force without any increase in the number of shares of Common Stock available under the Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN AMENDMENT.

MANAGEMENT

Executive Officers

        The following table sets forth certain information with respect to the executive officers of the Company (ages are as of March 1, 2002):

Name	Age	Position
Michael R. Farese, Ph.D.	54	President, Chief Executive Officer and Director
William R. Slakey.	43	Executive Vice President and Chief Financial Officer
R.E. Hoover, Jr.	50	Executive Vice President—Business Development
Thomas R. Kritzer	47	Executive Vice President—Operations
Ronald N. Buswell	53	Senior Vice President—Business Operations
Michael L. Gabitass	40	Vice President—Manufacturing Operations
Andrew J. Graven	39	Vice President—Engineering Operations
Rainer N. Growitz	46	Vice President—Finance and Secretary
James A. Mravca	40	Senior Vice President—Product Marketing

        For a biographical summary of Michael R. Farese, see "Election of Directors."

        William R. Slakey was appointed Executive Vice President and Chief Financial Officer in October 2001. Mr. Slakey is responsible for directing the Company's accounting, finance and information technology organizations. From September 1999 to December of 2000, Mr. Slakey served as Chief Financial Officer of SnapTrak, Inc., a venture-backed startup in the wireless software industry that was acquired by Qualcomm, Inc. From August 1996 through September 1999, Mr. Slakey was Senior Controller of Palm Computing following his tenure as Director of Investor Relations for 3COM Corporation. Prior to joining 3COM, Mr. Slakey served in various financial management positions during a ten year career at Apple Computer. Mr. Slakey received his MBA from the Harvard Graduate School of Business and his BA in Economics from the University of California, Berkeley.

        R.E. Hoover, Jr., serves as Executive Vice President of Business Development and is responsible for worldwide business operations, including product line management, product marketing, sales management and marketing, and communications for the Company. Mr. Hoover joined WJ Communications in 1980 and except for 1991-1992 when he was Vice President of RF products at M/A Com in Lowell, Massachusetts, he has held senior and executive sales positions across various product and geographic locations. A veteran of the U.S. Air Force having served from 1973 to 1977, Mr. Hoover received a B.S. from California State University, Long Beach.

        Thomas R. Kritzer was appointed Executive Vice President Operations in December 2000. Mr. Kritzer is responsible for the Company's engineering and manufacturing operations. Prior to this position, Mr. Kritzer was appointed Senior Vice President—Semiconductor Products following the recapitalization merger. Mr. Kritzer was one of the first participants in our efforts to create commercial communications products during 1995 from the original defense technology and product base. Since joining WJ Communications as a member of the technical staff in 1978, Mr. Kritzer has held various technical and managerial positions including product line experience in both the defense and communications businesses. Mr. Kritzer earned a B.A. in Physics from the University of North Carolina, Chapel Hill and an M.S. in Physics from Purdue University.

        Ronald R. Buswell was appointed Senior Vice President of Business Operations in January 2002 and is responsible for Company product line management. Previously Mr. Buswell was Senior Vice President of Semiconductor and Wireless Business Development responsible for sales, marketing and product line management. From 1997 through 1999, Mr. Buswell was director of original equipment manufacturer products and was responsible for RF integrated assemblies for wireless communications. During 1995 and 1996, Mr. Buswell, as manager of integrated assembly marketing, was responsible for product marketing for our initial wireless communications business. Mr. Buswell received a B.S.E.E. from Michigan Technological University and an M.S.E.E. from the University of Michigan.

        Michael L. Gabitass serves as Vice President of Manufacturing Operations and is responsible for manufacturing, supply management, material management, manufacturing engineering, and facilities management. Previously Mr. Gabitass was responsible for establishing the Company's first high volume integrated subsystem manufacturing line. Mr. Gabitass has been with WJ Communications since 1988 and has also served as a technical staff member and project manager. Mr. Gabitass received a B.S. in Electrical Engineering from the University of California, Los Angeles in 1987.

        Andrew J. Graven serves as Vice President of Engineering Operations and is responsible for directing and managing Company engineering, technology, and product development. Previously, Mr. Graven was Vice President Semiconductor operations where he was responsible for manufacturing, materials, engineering and EH&S. From 1997 through 1999 Mr. Graven was responsible for business development within the GaAs & Thin-Film business unit. From 1985 through 1997, Mr. Graven held a variety of both technical and managerial positions including designing and managing product and technology development, process engineering management, and MCM manufacturing management. Mr. Graven received a B.S and M.S.E.E. from Santa Clara University in 1984 and 1991, respectively.

        Rainer N. Growitz was appointed Vice President-Finance and Secretary following the Recapitalization Merger. Mr. Growitz is responsible for corporate financial planning, forecasting and management for WJ Communications. From 1997 until January 2000, Mr. Growitz served as Director of Finance. Mr. Growitz joined WJ Communications in 1978 and held a variety of finance, contracts and managerial positions. Mr. Growitz received a B.S. in Accounting from San Jose State University.

        James A. Mravca was appointed Senior Vice President of Product Marketing in January of 2002 and is responsible for developing the Company's strategic product roadmap. Previously Mr. Mravca was Senior Vice President of Fiber Optic Business Development responsible for sales, marketing and product line management. From 1999 through 2000, Mr. Mravca was the Vice President of Advanced Technology. Prior positions held by Mr. Mravca include director of advanced development, member of technical staff, engineering and manufacturing management, positions. Mr. Mravca joined WJ Communications in 1984. Mr. Mravca received a B.S. in Electrical Engineering from the University of Illinois and an M.S. in Engineering Management from Stanford University.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

        The following table lists, as of March 22, 2002, information as to the beneficial ownership of Common Stock by (i) each of the Company's directors and director-nominees, (ii) each executive officer of the Company for whom information is given in the Summary Compensation Table under "Compensation of Executive Officers" below, (iii) all directors and executive officers as a group, and (iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(2)
Fox Paine Capital, LLC (3)	37,021,274	65.7%
Fox Paine Capital Fund, L.P. (3)	35,080,129	62.3%
FPC Investors, L.P. (3)	520,524	*
W. Dexter Paine, III (3)	37,021,274	65.7%
Saul A. Fox (3)	37,021,274	65.7%
Jason B. Hurwitz (3)	37,021,274	65.7%
Wray T. Thorn (3)	37,021,274	65.7%
James R. Kroner	—	*
Charles E. Robinson (4)	54,500	*
J. Thomas Bentley (5)	308,395	*
Christopher B. Paisley (6)	19,500	*
The Watkins Trust(7)	3,600,000	6.4%
Dean A. Watkins(7)	3,600,000	6.4%
Michael R. Farese, Ph.D (8)	300,000	*
Malcolm J. Caraballo (9)	2,148,226	3.7%
Thomas R. Kritzer (10)	841,851	1.5%
R.E. Hoover, Jr. (11)	280,758	*
Ronald N. Buswell (12)	273,813	*
James A. Mravca (13)	339,087	*
*All directors and executive officers as a group (18 persons) (14)	42,091,658	71.5%

*
The percentage of shares beneficially owned does not exceed 1%.
(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.
(2)
Unless otherwise noted, each person has voting and investment power, with respect to all such shares. Based on 56,307,045 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3)
Fox Paine Capital, LLC ("Fox Paine Capital") is General Partner or Manager of Fox Paine Capital Fund, L.P. ("Fox Paine Capital Fund"), FPC Investors, L.P., WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund II, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC and possesses voting and investment power over all shares of Common Stock held by each of these entities. As of March 1, 2002, Fox Paine Capital Fund owns 35,080,129 shares of Common

  Stock, or 62.3% of the outstanding Common Stock of the Company. Fox Paine Capital is not the record owner of any shares of Common Stock. Messrs. Fox and Paine are members of Fox Paine Capital and share voting power of Fox Paine Capital. Messrs. Hurwitz and Thorn are members of Fox Paine Capital. None of the shares of Common Stock shown as beneficially owned by Messrs. Paine, Fox, Hurwitz, and Thorn are owned of record by these individuals. Each of Messrs. Paine, Fox, Hurwitz, and Thorn disclaims beneficial ownership of the shares of Common Stock owned by the entities of which Fox Paine Capital is General Partner or Manager, except to the extent of his pecuniary interest in those shares. The address of Fox Paine Capital, Fox Paine Capital Fund, FPC Investors, L.P. and Messrs. Fox, Paine, Hurwitz and Thorn is c/o Fox Paine & Company, LLC, 950 Tower Lane, Suite 1950, Foster City, CA 94404.

(4)
The address of Mr. Robinson is c/o Alaska Communications Systems Group, Inc., 600 Telephone Ave., MS 65, Anchorage, AK 99503. Represents 4,500 shares held of record by Mr. Robinson and 50,000 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.
(5)
Represents 166,188 shares held of record by Mr. Bentley, 138,457 shares beneficially owned, and 3,750 shares issuable upon exercise of options which are currently exercisable at $16.00 per share.
(6)
Represents 4,500 shares held of record by Mr. Paisley and 15,000 shares issuable upon exercise of options which are currently exercisable at $6.67 per share.
(7)
Mr. Watkins is co-trustee of the Watkins Trust.
(8)
Represents 300,000 shares of restricted common stock subject to vesting over a two-year period in equal monthly installments commencing on February 28, 2002. While Dr. Farese currently possesses the right vote all of such shares, he does not possess investment power over any shares that have not vested.
(9)
Represents 1,111,585 shares held of record by Mr. Caraballo and 1,036,641 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.
(10)
Represents 384,072 shares held of record by Mr. Kritzer and 457,779 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.
(11)
Represents 78,391 shares held of record by Mr. Hoover and 202,367 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.
(12)
Represents 100,806 shares held of record by Mr. Buswell and 173,007 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.
(13)
Represents 116,938 shares held of record by Mr. Mravca and 222,149 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.
(14)
Includes shares deemed to be beneficially owned by Messrs. Paine, Fox, Hurwitz, and Thorn as a result of their relationships with and to Fox Paine Capital. Excluding such shares, all directors and executive officers as a group beneficially own 2,523,264 shares held of record and 2,547,120 shares issuable under currently exercisable options.

COMPENSATION OF EXECUTIVE OFFICERS

        Summary Compensation Table.    The following table sets forth the compensation earned for services rendered to the Company in all capacities for the fiscal years ended December 31, 2001, 2000 and 1999 by the Company's Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2001 (the "Named Officers").

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation	Securities Underlying Options	All Other Compensation ($)
Malcolm J. Caraballo President and Chief Executive Officer	2001 2000 1999	275,001 274,293 253,347	— 577,230 358,629	— — —	180,000 2,159,891 750,000	4,800 4,800 6,400
Thomas R. Kritzer Executive Vice President—Operations	2001 2000 1999	200,200 198,134 174,903	— 354,844 99,662	— —	70,000 1,282,779 600,000	4,500 4,500 6,400
R.E. Hoover, Jr. Executive Vice President—Business Development	2001 2000 1999	200,200 198,085 174,901	— 384,850 109,677	— — —	70,000 1,052,367 600,000	4,500 4,500 6,400
Ronald N. Buswell Senior Vice President—Business Operations	2001 2000 1999	182,020 162,840 143,600	— 127,305 13,987	— — —	60,000 369,507 —	4,500 4,500 5,744
James A. Mravca Senior Vice President Product Marketing	2001 2000 1999	182,020 140,140 127,000	— 111,655 32,370	— — —	60,000 617,544 —	4,500 4,204 5,080

(1)
Bonuses paid in 2000 for each of the Named Officers consist of the following: (1) for Mr. Caraballo, $172,150 represents a performance bonus and $405,080 is principally a retention bonus for continued employment with the Company on February 1, 2000; (2) for Mr. Kritzer, $73,073 represents a performance bonus and $281,771 is principally a retention bonus for continued employment with the Company on February 1, 2000; (3) for Mr. Hoover, $73,073 represents a performance bonus, $30,000 represents forgiveness of indebtedness, and $281,777 is principally a retention bonus for continued employment with the Company on February 1, 2000; (4) for Mr. Buswell, $61,685 represents a performance bonus and $65,620 is principally a retention bonus for continued employment with the Company on February 1, 2000; and (5) for Mr. Mravca, $61,685 represents a performance bonus and $49,970 is principally a retention bonus for continued employment with the Company on February 1, 2000.

        Option/SAR Grants in Last Fiscal Year.    The following table sets forth grants of options to purchase shares of Common Stock during the fiscal year ended December 31, 2001 to each of the Named Officers.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted (#) (b)	Percent Of Total Options Granted to Employees In Fiscal Year (c)
			Exercise Of Base Price ($/Sh) (d)
Name (a)				Expiration Date (e)	5% ($) (f)	10% ($) (g)
Malcolm J. Caraballo President and Chief Executive Officer	180,000	10.9%	2.22	04/11	251,000	637,000
Thomas R. Kritzer Executive Vice President—Operations	70,000	4.2%	2.22	04/11	98,000	248,000
R.E. Hoover, Jr. Executive Vice President—Business Development	70,000	4.2%	2.22	04/11	98,000	248,000
Ronald N. Buswell Senior Vice President—Business Operations	60,000	3.6%	2.22	04/11	84,000	212,000
James A. Mravca Senior Vice President Product Marketing	60,000	3.6%	2.22	04/11	84,000	212,000

        Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values.    The following table sets forth information with respect to the Named Officers concerning option exercises for the fiscal year ended December 31, 2001, and exercisable and unexercisable options held as of December 31, 2001:

Name	Shares Acquired On Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($) Exercisable/Unexercisable
Malcolm J. Caraballo President and Chief Executive Officer	—	—	1,000,641/1,339,250	$2,280,600/$3,052,400
Thomas R. Kritzer Executive Vice President—Operations	—	—	443,779/909,000	$1,011,400/$2,071,800
R.E. Hoover, Jr. Executive Vice President—Business Development	25,000	$200,254	238,367/884,000	$543,300/$2,014,800
Ronald N. Buswell Senior Vice President—Business Operations	10,000	$78,192	181,007/248,500	$412,500/$566,400
James A. Mravca Senior Vice President—Product Marketing	10,000	$80,692	230,149/447,395	$524,500/$1,019,700

Employment Contracts, Termination of Employment and Change in Control Arrangements.

        Employment Agreement with Malcolm J. Caraballo.    Mr. Caraballo resigned from the Company effective March 1, 2002. Under the employment agreement between the Company and Malcolm J. Caraballo, effective as of January 31, 2000, Mr. Caraballo was employed to serve as the Company's Chief Executive Officer and President for a three-year period with automatic one-year extensions, unless either the Company or Mr. Caraballo gave no less than 90 days advance written notice of an intention not to extend the term. Mr. Caraballo's initial annual base salary was $275,000, which could be increased in the years following the first year of employment, but could not be decreased. Mr. Caraballo was eligible for an annual bonus with a target bonus equal to 60% of his annual base salary for each fiscal year if the Company met business targets determined by it in good faith. Mr. Caraballo's employment agreement also provided for other customary benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement and vacation in accordance with the Company's top management vacation policy.

        Under Mr. Caraballo's employment agreement, if his employment was terminated by him for good reason or by the Board of Directors without cause, or if the Board of Directors elected not to extend the employment period upon its expiration, Mr. Caraballo was entitled to receive:

  •
  150% of his annual base salary over the 18-month period immediately following such termination of employment; plus

  •
  for a one-year period after termination, benefits under the Company's benefit plans, or a cash payment sufficient to enable him to purchase comparable benefits in the case of benefit plans that do not permit such continued participation.

        Alternatively, if his employment was terminated within three months following a change of control, Mr. Caraballo was entitled to receive:

  •
  299% of his annual base salary over the 36-month period immediately following such termination of employment; plus

  •
  for a three-year period after termination, benefits under the Company's benefit plans, or a cash payment sufficient to enable him to purchase comparable benefits in the case of benefit plans that do not permit such continued participation.

        Mr. Caraballo's employment agreement also provided that during the 12-month period following any termination of his employment, Mr. Caraballo would not directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity:

  •
  hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior three months had been, an employee of the Company, whether or not for compensation and whether or not as an officer, consultant, adviser, independent sales representative, independent contractor or participant; or

  •
  contact, solicit, service or otherwise have any dealings related to the sale, manufacture, distribution, marketing or provision of products, components, equipment, hardware, other technology or services of any sort in the wireless communications industry or any other industry or business or prospective industry or business in which the Company participates or is contemplating participating in as of such termination in employment, with any person or entity with whom the Company has a current or known prospective business relationship or who is or was at the time of his employment with the Company, including any predecessor or successor entity a customer, vendor or client of the Company, or a known prospective customer, vendor or client, in each case such activity by Mr. Caraballo does or could reasonably be expected to have a material adverse effect on the relationship between the Company and any such third party.

        The employment agreement with Mr. Caraballo also provided for the protection of the Company's confidential information and for the ownership by the Company or the assignment to us of any employment-related inventions of Mr. Caraballo.

        Employment Agreements with Thomas R. Kritzer and Ralph E. Hoover Jr.    On January 31, 2000, the Company entered into employment agreements with Thomas R. Kritzer and Ralph E. Hoover, Jr. These agreements employ Messrs. Kritzer and Hoover to the executive offices set forth under "Management-Executive Officers," and are substantially similar to that of Mr. Caraballo, except as follows:

  •
  Messrs. Kritzer and Hoover will each receive an initial annual base salary of $200,200;

  •
  Messrs. Kritzer and Hoover are each eligible for an annual bonus with a target bonus equal to 35% of his annual base salary for each fiscal year if the Company meets specific business targets;

  •
  the severance benefit payable to each of Messrs. Kritzer and Hoover upon the termination of their respective employment by them for good reason, or by the Board of Directors without cause, or if the Board of Directors elects not to extend the employment period upon its expiration, is an amount equal to his annual base salary payable over the twelve-month period immediately following such termination; and

  •
  the severance benefit payable to each of Messrs. Kritzer and Hoover upon the termination of their employment within three months following a change of control is an amount equal to 150% of his annual base salary payable over the 12-month period immediately following such termination.

Compensation Committee Interlocks and Insider Participation.

        Messrs. Paine, Robinson, and Thorn served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended December 31, 2001. None of these individuals was an officer or employee of the Company or of any of its subsidiaries during the fiscal year ended December 31, 2001, or ever has been an officer of the Company or any of its subsidiaries. Messrs. Paine and Thorn are affiliated with Fox Paine. See "Election of Directors" and "Principal Stockholders and Security Ownership of Management." The Company has entered into a management Agreement with Fox Paine pursuant to which Pox Paine receives certain fees. See "Certain Transaction."

CERTAIN TRANSACTIONS

Management Agreement

        On January 31, 2000, Fox Paine Capital Fund, an investment fund managed by Fox Paine & Company, LLC ("Fox Paine & Company" or "Fox Paine"), became the controlling stockholder of the Company. Fox Paine Capital Fund acquired its controlling position in an all cash merger between FP-WJ Acquisition Corp. and the Company, then called Watkins-Johnson Company (the "Recapitalization Merger"), whereby Fox Paine Capital Fund and its co-investors paid a total of approximately $50.8 million for approximately 91.1% of the Common Stock of the Company (or $41.125 per pre-split share as the Common Stock was then constituted). Messrs. Fox, Paine, Hurwitz and Thorn are affiliated with Fox Paine. See "Election of Directors" and "Principal Stockholders and Security Ownership of Management."

        As part of the Recapitalization Merger, the Company entered into a management agreement with Fox Paine & Company. The Company paid Fox Paine a management fee of $122,800 for the year ended December 31, 2001. For each subsequent year, the Company will pay Fox Paine a fee in the amount of 1% of the Company's net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (losses) of minority investments, calculated without regard to the fee. The Company believes the fee represents fair value for the services rendered by Fox Paine to the Company. In exchange for its management fee, Fox Paine assists the Company with its strategic planning, budgets and financial projections and helps the Company identify possible strategic acquisitions and recruit qualified management personnel. Fox Paine also assists in customer and supplier relationships on behalf of the Company and consults with the Company on various matters including tax planning and public relations strategies, economic and industry trends and executive compensation. The Company has agreed to reimburse Fox Paine for its expenses incurred in providing these services. The Company paid Fox Paine approximately $25,000 for the reimbursement of expenses incurred by Fox Paine for the year ended December 31, 2001.

        Fox Paine will continue to provide management services under this agreement until its affiliates no longer own shares of Common Stock or are no longer represented on the Board of Directors. The management agreement with the Company is similar to those entered into between Fox Paine and each of the other companies acquired by Fox Paine's affiliates. In connection with this agreement, the Company has agreed to indemnify Fox Paine against various liabilities that may arise as a result of the management services it will perform for the Company. The Company has also agreed to reimburse Fox Paine for its expenses incurred in providing these services.

Shareholders' Agreement

        On January 31, 2000, the Company entered into a shareholders' agreement with Fox Paine Capital Fund, investors affiliated with Fox Paine Capital Fund and several non-fund investors, including co-investors, the Watkins Trust and certain employees of the Company. Under the shareholders' agreement, subject to limited exceptions:

  •
  Fox Paine Capital Fund and its affiliates, as a group, may make up to five demands for registration under the Securities Act of their shares of Common Stock;

  •
  The Watkins Trust may make one demand for registration under the Securities Act of its shares of Common Stock; and

  •
  In the event the Company registers any of its equity securities under the Securities Act, or shares of Common Stock of Fox Paine Capital Fund or the Watkins Trust pursuant to a demand registration, each of the Company's other stockholders who are a party to the agreement, may exercise piggyback registration rights to include all or a portion of its shares of Common Stock in the registration.

        In the event that either Fox Paine Capital Fund and its affiliates or the Watkins Trust makes a demand for registration, the Company has agreed to pay all expenses related to that registration. The Company has also agreed to indemnify Fox Paine Capital Fund and the Watkins Trust against various liabilities associated with such registration.

        The shareholders' agreement also provides that the Company's stockholders who are a party to the agreement will vote their shares in order to ensure that if and to the extent Fox Paine Capital Fund owns shares of Common Stock, Fox Paine Capital Fund will be represented on the Board of Directors.

Other Transactions

        In connection with the sale of the Company's Series A Preferred Stock in private placements, the Company and Fox Paine entered into Co-Sale and Redemption Agreements with the Series A Preferred investors which, with limited exceptions, entitle these investors to participate pro rata and on the same terms as Fox Paine in private sales by Fox Paine of 10% or more of the shares of Common Stock. In the event the Company were to redeem any shares held by Fox Paine, these investors are entitled to participate pro rata in that redemption.

        On April 6, 2001, the Company loaned William T. Freeman, the former Chief Financial Officer of the Company, $350,000 pursuant to promissory notes executed by Mr. Freeman to facilitate his move to the Silicon Valley area. The principal amount of such loans were to be forgiven under certain circumstances over five years following the date on which the loan was made. Interest on the notes was at 10.00% per annum and principal and interest was due and payable by Mr. Freeman by April 6, 2006. Mr. Freeman subsequently resigned from the Company in 2001 and fully repaid the loan and accrued interest in September 2001.

THE COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Compensation Committee of the Board of Directors currently consists of Messrs. Paine, Robinson and Thorn, all of whom are non-employee directors of the Company. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. It also administers the Company's stock incentive plan.

Compensation Policies

        The Company's executive compensation program is designed to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of stockholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the highly competitive broadband communications marketplace. For the fiscal year ended December 31, 2001, the Company's executive compensation program was comprised of three principal components: base salary, annual cash bonus incentives and long-term incentive opportunities through stock option grants.

Base Salary

        The Company has entered into employment agreements with Chief Executive Officer (the "CEO") and the current named executive officers (the "Executive Officers"). Base salary levels for the CEO and the other Executive Officers are generally intended to compensate executives at salary levels of comparable high-technology companies which place an emphasis on long-term compensation incentives such as stock options. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Base salaries for executives are reviewed annually by the Compensation Committee. The actual base salaries to the CEO and the Executive Officers in fiscal 2001 are set forth in the Salary column of the Summary Compensation Table.

Annual Cash Bonus Incentives

        Annual cash bonuses tied to the Company's performance are a component of executive compensation and are designed to motivate the executive to focus on the Company's performance for the fiscal year. The employment agreements of the CEO and the Executive Officers provide for annual performance based bonus payments up to a certain percentage of base salary if the Company meets certain business targets. The actual bonuses paid to the CEO and the Executive Officers in fiscal 2001 are set forth in the Bonus column of the Summary Compensation Table.

Long-Term Incentives

        Long-term incentives are provided to the CEO and the Executive Officers through stock option grants which have value to executives only through stock appreciation over time. Grants to the CEO and the Executive Officers of stock options are an important component of the Company's compensation mechanism and are designed to motivate the executive to manage the Company from the perspective of an owner of the Company. The actual number of stock options granted to the CEO and the Executive Officers in fiscal 2001 are set forth in the Option/SAR Grants in Last Fiscal Year table.

CEO Compensation

        Malcolm J. Caraballo was President, CEO and a member of the Board of Directors of the Company during 2001. The Compensation Committee reviewed Mr. Caraballo's compensation annually using the same criteria and policies described above as are employed for other executive officers. Mr. Caraballo's compensation was initially determined in part by the terms of an employment agreement entered into in January 2000. However, the Compensation Committee retained the discretion to increase Mr. Caraballo's compensation to levels above those provided in the employment agreement.

Executive Compensation Tax Deductibility

        The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's Executive Officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Executive Officers, unless compensation is solely performance-based. In general, it is the Compensation Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

COMPENSATION COMMITTEE
W. Dexter Paine, III Charles E. Robinson Wray T. Thorn

THE AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        In accordance with its written charter, a copy of which was previously filed with the Securities and Exchange Commission on April 27, 2001 in connection with the Company's 2001 Proxy Statement, the Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting process and the quality of its internal and external audit process.

Review with Management

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2001, and the notes thereto. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP their independence from the Company. The Audit Committee has considered the provision of services by Arthur Andersen LLP covered in Audit Fees and Financial Information systems Design and Implementation Fees below and has determined that such services are compatible with maintaining their independence from the Company.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
J. Thomas Bentley Christopher B. Paisley Wray T. Thorn

INDEPENDENT AUDITORS

        On April 12, 2002, the Company dismissed Arthur Andersen LLP as its independent auditor. The decision to replace Arthur Andersen LLP was recommended by the Audit Committee of the Company's Board of Directors and approved by the Company's Board of Directors. The Company's Board of Directors authorized the Audit Committee and management to commence a selection process for a new independent auditor to review the Company's first quarter 2002 financial statements and audit the Company's financial statements for the year ended December 31, 2002. A new auditor has not yet been selected.

        Arthur Andersen, LLP served as the Company's independent auditors for the fiscal years ended December 31, 2000 and 2001. It is anticipated that a representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions at that time.

        The reports of Arthur Andersen LLP on the Company's financial statements for the past two fiscal years did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principle. In addition, during the two most recent fiscal years and through April 12, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        Furthermore, during the two most recent fiscal years and through the subsequent interim period ending on April 12, 2002, there were no disagreements with Arthur Andersen LLP on matters of accounting principle or practice, financial statement disclosure, or audit scope or procedure that, if not resolved to their satisfaction, would have caused Arthur Andersen LLP to refer to the subject matter of the disagreements in their report.

        The Company requested that Arthur Andersen LLP furnish a letter addressed to the SEC stating whether or not Arthur Andersen LLP agreed with certain of the above statements. A copy of such letter has been filed with a Form 8-K filed with the Securities and Exchange Commission on or about April 17, 2002.

AUDIT AND RELATED FEES

Audit Fees

        The aggregate fees billed by Arthur Andersen LLP for professional services for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 was $112,500 and for the review of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2001 was $78,800.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Arthur Andersen LLP to the Company in fiscal 2001 for directly or indirectly operating, or supervising the operation of, the Company's information system, managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees

        The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2001 were $101,200 which fees predominantly represented tax services of Arthur Andersen LLP. The Audit Committee has determined that the provision of services covered under this category was compatible with maintaining Arthur Andersen LLP's independence.

STOCK PRICE PERFORMANCE

        The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Nasdaq Telecommunications Index. The graph assumes the investment of $100 on August 18, 2000, the date of the Company's initial public offering. The data regarding the Company assumes an investment at the initial public offering price of $16.00 per share of the Common Stock. The performance shown is not necessarily indicative of future performance.

Total Return to Stockholders
(Dividends reinvested monthly)

Company / Index	18Aug00	Sep00	Dec00	Mar01	Jun01	Sep01	Dec01
WJ COMMUNICATIONS INC	100	108.82	41.91	7.35	13.68	11.18	10.74
NASDAQ US INDEX	100	93.28	62.46	46.63	54.95	38.13	49.56
NASDAQ TELECOM INDEX	100	91.77	58.43	51.48	48.75	35.50	39.12

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        For the fiscal year ended December 31, 2001, the Company believes, based solely on a review of Forms 3, 4 and 5 (including amendments) with which it has been furnished, that all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to the Company were timely made.

Stockholder Proposals for the Next Annual Meeting

        Proposals intended to be submitted to the Company for presentation at its next annual meeting to be held in 2003 must be received by the Company at its principal executive offices shown on the first page of this Proxy Statement no later than December 28, 2002, in order to be included in the proxy materials for the 2003 meeting.

Matters Not Determined at Time of Solicitation

        The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the meeting for action by the Stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

2001 Annual Report

        On March 28, 2002, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Copies of the 2001 Form 10-K may be obtained without charge by writing to: WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134; Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz Secretary

San Jose, California
April 25, 2002

Appendix A

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael R. Farese Ph.D. and Rainer N. Growitz, and each of them, as Proxy, with the power to appoint his or their substitutes, and hereby authorizes each of them to represent and to vote as designated below all shares of Common Stock of WJ Communications, Inc. held of record by the undersigned on April 5, 2002 at the Annual Meeting of Stockholders to be held on May 22, 2002, or at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present.

1.  ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

01 Michael R. Farese Ph.D., 02 W. Dexter Paine, III, 03 J. Thomas Bentley, 04 Saul A. Fox,
05 Jason B. Hurwitz, 06 James R. Kroner, 07 Christopher B. Paisley,
08 Charles E. Robinson, 09 Wray T. Thorn

(Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) on the line below)

2.	TO APPROVE THE AMENDMENT TO THE COMPANY’S 2000 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 16,500,000 TO ______________.
	☐ FOR	☐AGAINST	☐ ABSTAIN

3.	TO RATIFY ARTHUR ANDERSEN LLP AS THE COMPANY’S INDEPENDENT AUDITORS.
	☐ FOR	☐AGAINST	☐ ABSTAIN

4.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Date and Sign on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Date:	, 2002

Signature

Signature if held jointly

Please sign exactly as name (or names) appear(s) below.  When shares are held by joint tenants, both must sign.  When signing as attorney, executor, administrator, parent or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD
USING THE ENCLOSED ENVELOPE.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2002
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
PROPOSAL 2 APPROVAL OF AMENDMENT TO STOCK INCENTIVE PLAN TO PROVIDE ADDITIONAL SHARES
MANAGEMENT
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN TRANSACTIONS
THE COMPENSATION COMMITTEE REPORT
THE AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
AUDIT AND RELATED FEES
STOCK PRICE PERFORMANCE
OTHER MATTERS